Exhibit 99.1

[LOGO]
Community
Bank Shares of Indiana, Inc.

Date: 6/28/2004
FOR IMMEDIATE RELEASE

CONTACT INFORMATION:
Tommy Nolan, Marketing Assistant
Community Bank
Phone: 812.981.7355
Fax: 812.949.6870
tnolan@cbinonline.com
www.cbinonline.com
Nasdaq: CBIN

Estopinal joins Community Bank Shares Board of Directors

NEW ALBANY, INDIANA (June 22, 2004) - James Rickard, President of Community Bank Shares, announced Tuesday that Wayne Estopinal will join the board of directors of Community Bank Shares. Estopinal has been a board member of Community Bank (at the time under Heritage Bank) since 1996.

Estopinal is President of The Estopinal Group, an architectural, engineering and interior design firm headquartered in Jeffersonville, Indiana. He and his wife Theresa founded The Estopinal Group in 1989. His firm has designed several contemporary buildings for Community Bank including the bank's headquarters and newly opened Peachtree Centre, both located in New Albany. He holds Bachelor degrees in Architecture and Environmental Design from Ball State University.

Community Bank is a full-service bank subsidiary of Community Bank Shares of Indiana, Inc. that operates in Southern Indiana, Louisville and Bardstown, KY with 16 convenient locations. Headquartered in New Albany, IN, Community Bank Shares of Indiana, Inc. had assets of $530 million at February 29, 2004. This year commemorates Community Bank's 70th anniversary serving Indiana and Kentucky. The Company is traded on the NASDAQ under the symbol CBIN.